UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 15, 2006
MARTEK BIOSCIENCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-22354	52-1399362
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6480 Dobbin Road, Columbia Maryland		21045
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (410) 740-0081

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Section 8 – Other Events
Item 8.01. Other Events.
Martek Biosciences Corporation (the “Company”) is filing this Current Report on Form 8-K for the purpose of refiling exhibits originally filed as Exhibits 10.14, 10.15 and 10.16 to its Registration Statement on Form S-1 (No. 33-68522). The Company previously requested confidential treatment of certain portions of such exhibits. The Company no longer seeks confidential treatment of certain of the items for which confidential treatment was originally requested. Accordingly, the Company is refiling the exhibits with only those portions redacted as to which it continues to request confidential treatment.
Section 9 – Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit 10.01	License Agreement, dated September 10, 1992, between the Company and Bestuurcentrum Der Verenigde Bedrijven Nutricia B.V. *

Exhibit 10.02	License Agreement, dated October 28, 1992, between the Company and Mead Johnson & Company *

Exhibit 10.03	License Agreement, dated January 28, 1993 between the Company and American Home Products Corporation represented by the Wyeth-Ayerst Division (Domestic Version) and American Home Products Corporation represented by its agent Wyeth-Ayerst International (International Version) *

*	Confidential treatment has been requested from the Securities and Exchange Commission for certain portions of these agreements. The confidential portions were provided separately to the Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Martek Biosciences Corporation
Date: December 15, 2006	By:	/s/ Peter L. Buzy
Peter L. Buzy
Executive Vice President for Finance and Administration, Chief Financial Officer and Treasurer